EXHIBIT 24

POWER OF ATTORNEY

We, the undersigned directors of East Fork Biodiesel, LLC, hereby severally constitute Chris L. Daniel and Jack W. Limbaugh, Jr., and each of them, our true and lawful attorneys with full power to them, and each of them, to sign for us and in our names, in the capacities indicated below, the Annual Report on Form 10-K of East Fork Biodiesel, LLC for the fiscal year ended September 30, 2009 to be filed herewith and any amendments to said Annual Report, and generally do all such things in our name and behalf in our capacities as directors to enable East Fork Biodiesel, LLC to comply with the provisions of the Securities Exchange Act of 1934 as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or either of them, to said Annual Report on Form 10-K and any and all amendments thereto.

Signature	Date

/s/Kenneth M. Clark	November 18, 2009
Kenneth M. Clark
Director

/s/Lennon Brandt	November 16, 2009
Lennon Brandt
Director

/s/Allen A. Kramer	November 16, 2009
Allen A. Kramer
Director

/s/Jack W. Limbaugh, Jr.	November 16, 2009
Jack W. Limbaugh, Jr.
Director

/s/Daniel Muller	November 16, 2009
Daniel Muller
Director

/s/Michael L. Kohlhaas	November 18, 2009
Michael L. Kohlhaas
Director

/s/James A. Meyer	November 23, 2009
James A. Meyer
Director

/s/Dean Ulrich	November 16, 2009
Dean Ulrich
Director